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                                                                      Exhibit 21
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                 List of Subsidiaries of BankBoston Corporation

     Information reflected is as of March 1, 1998 except where noted. There is no parent company of BankBoston Corporation (the "Corporation"). BankBoston, N.A. ("BKB"), all of whose voting securities are owned indirectly by the Corporation, is the principal subsidiary of the Corporation. The Corporation's other major banking subsidiary is Rhode Island Hospital Trust National Bank.

     A number of entities which are owned wholly or in part, either directly or indirectly, by the Corporation are not listed below. However, their assets, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary of the Corporation as of December 31, 1997.

                                                   JURISDICTION
NAME OF SUBSIDIARY                                 OF ORGANIZATION

The Boston Bancorp                                       MA
 BayBanks, Inc.                                          MA
   BankBoston (NH), N.A.                                 US
  BankBoston, N.A. (3)                                   US
    BancBoston Aircraft Leasing Inc.                     MA
    BancBoston Financial Company                         MA
    BancBoston Insurance Agency, Inc.                    MA
    BancBoston Leasing Inc.                              MA
    BancBoston Leasing Services Inc.                     MA
    BancBoston Services, Inc.                            MA
    BancBoston Ventures Inc.                             MA
    BankBoston Development Company, L.L.C. (4)           MA
    BankBoston International                           US Edge Act Corp.
    BankBoston Investor Services, Inc.                   MA
    BankBoston Retail Finance Inc.                       DE
    BayBanks Credit Corp.                                MA
    Boston EquiServe, L.P. (5)                           MA
    Boston World Holding Corporation                     MA
      Boston Overseas Financial Corporation            US Edge Act Corp.
    RV Marine Funding Corporation                        DE
    West Broadway Security Corp.                         MA
BancBoston Investments Inc.                              MA
  BancBoston Capital, Inc.                               MA
BancBoston Leasing Investments Inc.                      MA
BancBoston Real Estate Capital Corporation               MA
BancBoston Securities Inc.                               MA
BancBoston Trust Company of New York                     NY
Bank of Boston Florida, N.A.                             US
BankBoston Capital Trust I                               DE
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BankBoston Capital Trust II                              DE
BankBoston Capital Trust III                             DE
BankBoston Maine, N.A.                                   US
Boston International Holdings Corporation                MA
Boston Overseas Holding Corp.                          US Edge Act Corp.
Bulfinch Indemnity Company, Ltd.                         VT
FSC Corp.                                                MA
Pacific National Corporation                             MA
Rhode Island Hospital Trust National Bank                US
 BancBoston Insurance Agency of Rhode Island, Inc.       RI
 BankBoston Credit Corporation                           MA
RIHT Life Insurance Co.                                  AZ

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(1) Except as noted, each such business organization is directly or indirectly owned by the Corporation.

(2) BKB and certain other subsidiaries own a number of subsidiaries which hold real property acquired in connection with certain loan workout situations. If considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

(3) 92.72% owned by BayBanks, Inc. and .28% owned by Pacific National
    Corporation.

(4) BKB owns 99.9% of BankBoston Development Company, L.L.C. and BancBoston Investments Inc. owns .1%.

(5) BancBoston Services, Inc. owns a .5% interest in Boston EquiServe, L.P. and BankBoston, N.A. owns 49.5%. The other 50% is owned by Boston Financial Data Services which is a joint venture owned 50% by State Street Bank and DST, Inc.